                                                                    EXHIBIT 99.5

                              AMSCAN HOLDINGS, INC.
                       INTRODUCTION TO UNAUDITED PRO FORMA
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On December 23, 2005 (the "Acquisition Date"), Amscan Holdings, Inc. (the "Company" or "Amscan") completed the acquisition (the "Acquisition") of Party City Corporation ("Party City"), a Delaware corporation, pursuant to the Agreement and Plan of Merger, dated September 26, 2005 (as amended, the "Acquisition Agreement"), by and among the Company, Party City and BWP Acquisition, Inc. ("BWP"), a Delaware corporation and a wholly-owned subsidiary of the Company. Pursuant to the terms of the Acquisition Agreement, BWP merged with and into Party City, with Party City continuing as the surviving corporation. Each share of common stock of Party City outstanding at the Acquisition Date was cancelled and converted into the right to receive $17.50 in cash, without interest. Prior to the Acquisition, Party City settled all outstanding stock options and warrants at the spread between $17.50 and their exercise price. Financing for the Acquisition, including the repayment of certain of the Company's other senior debt, was provided by: (i) an equity investment of $166.4 million (the "Equity Investment") in the Company's parent, AAH Holdings Corporation ("AAH"), a Delaware corporation, (ii) borrowings under a First Lien Credit Agreement (the "First Lien Credit Agreement") consisting of a $325 million term loan and a committed revolving credit facility in an aggregate principal amount of $85 million, (iii) borrowings under a Second Lien Credit Agreement (the "Second Lien Credit Agreement," and, together with the First Lien Credit Agreement, the "Credit Agreements") consisting of a $60 million term loan and (iv) cash on-hand of $20.4 million.

The following unaudited pro forma condensed consolidated financial statements are based on the historical consolidated financial statements of the Company after giving effect to (i) the completion of the Acquisition, (ii) the Equity Investment, (iii) entering into the Credit Agreements and (iv) the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2005 is presented as if the Acquisition, Equity Investment and borrowings under the Credit Agreements occurred on September 30, 2005. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2005 and the year ended December 31, 2004 are presented as if the Acquisition, Equity Investment and borrowings under the Credit Agreements had taken place on January 1, 2004.

The pro forma adjustments contained in the unaudited pro forma condensed consolidated financial statements are based on preliminary estimates and assumptions and are based in-part on management's estimates of the fair value of the assets acquired and liabilities assumed. Independent valuation specialists are currently conducting a valuation of the acquired tangible and identifiable intangible assets as of the Acquisition Date in order to assist the management of the Company in determining their fair values. The allocation of the purchase price is dependent upon certain estimates and assumptions, which are preliminary and have been made solely for the purpose of developing such unaudited pro forma condensed consolidated financial statements. Any final adjustments will change the allocation of the purchase price and the related fair value assigned to the assets and liabilities on the Acquisition Date, resulting in a change to the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are based on, and should be read in conjunction with, the historical consolidated financial statements and accompanying notes of Amscan and Party City. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the Company's consolidated financial position or results of operations that would have occurred had the Acquisition taken place on the dates indicated, nor are they necessarily indicative of the Company's future consolidated financial position or results of operations. The pro forma adjustments, as described in the notes to the unaudited pro forma condensed combined financial statements, are based on currently available information and certain adjustments we believe are reasonable.

                              AMSCAN HOLDINGS, INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2005

                                                             HISTORICAL
                                                    --------------------------
                                                    SEPTEMBER 30,   OCTOBER 1,
                                                       2005           2005       PRO FORMA
                                                    -------------  -----------   ADJUSTMENTS    PRO FORMA
                                                      AMSCAN       PARTY CITY     (NOTE 4)     CONSOLIDATED
                                                    -------------  -----------  -------------  ------------
                                                                             (IN THOUSANDS)
ASSETS
Current assets:
 Cash and cash equivalents ......................    $    2,808    $   10,638   $  (13,446)(A)   $       --
 Accounts receivable, net .......................        92,478            --      (15,282)(B)       77,196
 Inventories, net ...............................       103,429       107,978       (1,850)(C)      209,557
 Current deferred tax assets ....................            --         7,016        4,240 (D)       11,256
 Prepaid expenses and other current assets.......        14,174        27,346           --           41,520
                                                     ----------    ----------   ----------       ----------
   Total current assets .........................       212,889       152,978      (26,338)         339,529
 Property, plant and equipment, net .............       100,698        47,494        1,000 (E)      149,192
 Non-current deferred tax assets ................            --         2,867       (2,867)(F)           --
 Goodwill, net ..................................       282,998        16,378      194,145 (G)      493,521
 Trade names ....................................        33,500            --       35,000 (H)       68,500
 Other intangible assets, net ...................        19,793           271       33,000 (H)       53,064
 Other assets ...................................        17,105         2,107        2,665 (I)       21,877
                                                     ----------    ----------   ----------       ----------
   Total assets .................................    $  666,983    $  222,095   $  236,605       $1,125,683
                                                     ==========    ==========   ==========       ==========

LIABILITIES, REDEEMABLE COMMON SECURITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Loans and notes payable ........................    $    6,120    $    4,800   $   (4,001)(J)   $    6,919
 Accounts payable ...............................        37,955        74,378      (15,282)(B)       97,051
 Accrued expenses ...............................        25,890        31,848        7,912 (K)       65,650
 Income taxes payable ...........................         2,027            --           --            2,027
 Current portion of long-term obligations........         2,823            --          388 (J)        3,211
                                                     ----------    ----------   ----------       ----------
   Total current liabilities ....................        74,815       111,026      (10,983)         174,858
Long-term obligations, excluding current portion        383,069            --      177,424 (J)      560,493
Non-current deferred income tax liabilities......        43,265            --       13,011 (F)       56,276
Deferred rent and other long-term liabilities....         3,351        12,680      (12,075)(L)        3,956
                                                     ----------    ----------   ----------       ----------
   Total liabilities ............................       504,500       123,706      167,377          795,583

Redeemable common securities ....................         3,601            --        2,450 (M)        6,051

Stockholders' equity ............................       158,882        98,389       66,778 (M)      324,049
                                                     ----------    ----------   ----------       ----------
   Total liabilities, redeemable
     common securities and stockholders' equity..    $  666,983    $  222,095   $  236,605       $1,125,683
                                                     ==========    ==========   ==========       ==========

  See notes to unaudited pro forma condensed consolidated financial statements.

                              AMSCAN HOLDINGS, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005

                                                                           HISTORICAL
                                                               ---------------------------------
                                                                 NINE MONTHS      THREE FISCAL
                                                               ENDED SEPTEMBER    QUARTERS ENDED
                                                                  30, 2005       OCTOBER 1, 2005    PRO FORMA
                                                               ---------------   ---------------   ADJUSTMENTS       PRO FORMA
                                                                   AMSCAN           PARTY CITY      (NOTE 4)        CONSOLIDATED
                                                               ---------------   ---------------   -----------      ------------
                                                                                         (IN THOUSANDS)
Revenues:

  Net sales ................................................      $ 307,243         $ 327,500       $ (41,479)(N)     $ 593,264
  Royalties and franchise fees .............................             --            12,431              --            12,431
                                                                  ---------         ---------       ---------         ---------
    Total revenues .........................................        307,243           339,931         (41,479)          605,695

Operating expenses:

  Cost of sales ............................................        205,123           240,023         (41,155)(O)       403,991
  Selling expenses .........................................         27,343                --              --            27,343
  Store operating expenses .................................             --            76,592               8 (E)        76,600
  Franchise expenses .......................................             --             9,568           1,505 (E)(H)     11,073
  General and administrative expenses ......................         25,793            32,257          (3,349)(P)        54,701
  Art and development costs ................................          6,944                --              --             6,944
  Impairment charges .......................................             --             2,831          (2,831)(Q)            --
                                                                  ---------         ---------       ---------         ---------
    Total operating expenses ...............................        265,203           361,271         (45,822)          580,652
                                                                  ---------         ---------       ---------         ---------
         Income (loss) from operations .....................         42,040           (21,340)          4,343            25,043

Interest expense, net ......................................         23,220                39          13,931 (R)        37,190
Other loss, net ............................................            430                --              --               430
                                                                  ---------         ---------       ---------         ---------
    Income (loss) before income taxes and minority interests         18,390           (21,379)         (9,588)          (12,577)

Income tax expense (benefit) ...............................          5,365            (8,453)         (3,548)(S)        (6,636)
Minority interests .........................................            120                --              --               120
                                                                  ---------         ---------       ---------         ---------
    Net income (loss) ......................................      $  12,905         $ (12,926)      $  (6,040)        $  (6,061)
                                                                  =========         =========       =========         =========

 See notes to unaudited pro forma condensed consolidated financial statements.

                              AMSCAN HOLDINGS, INC.
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2004

                                                                                      FOUR FISCAL
                                                                                        QUARTERS
                                                                                         ENDED
                                                                                       JANUARY
                                                 YEAR ENDED DECEMBER 31, 2004           1, 2005
                                   ------------------------------------------------    ---------
                                           HISTORICAL
                                   -----------------------   PRO FORMA                              PRO FORMA
                                     AMSCAN        AMSCAN   ADJUSTMENTS    PRO FORMA  HISTORICAL   ADJUSTMENTS          PRO FORMA
                                   PREDECESSOR   SUCCESSOR    (NOTE 5)      AMSCAN    PARTY CITY     (NOTE 4)         CONSOLIDATED
                                   -----------   ---------  -----------    ---------  ----------   -----------        -------------
                                                                                 (IN THOUSANDS)
Revenues:

  Net sales .....................   $ 133,660    $ 265,556  $        --     $399,216   $ 483,595   $   (54,658)(N)    $     828,153
  Royalties and franchise
   fees .........................          --           --           --           --      19,976            --               19,976
                                   ----------    ---------   ----------     --------   ---------    ----------        -------------
    Total revenues ..............     133,660      265,556           --      399,216     503,571       (54,658)             848,129

Operating Expenses:
  Cost of sales .................      88,247      178,210       (3,882)(A)  262,575     326,019       (52,610)(O)          535,984
  Selling expenses ..............      12,430       23,529         (178)(B)   35,781          --           --                35,781
  Store operating expenses ......          --           --           --           --     111,659            10 (E)          111,669
  Franchise expenses ............          --           --           --           --       7,583         2,007 (E)(H)         9,590
  General and
   administrative expenses ......      10,874       22,718          429 (C)   34,021      40,263        (1,534)(P)           72,750
  Art and development costs .....       3,332        6,713          (48)(B)    9,997          --            --                9,997
  Non-recurring expenses
   related to the Merger ........      11,757           --      (11,757)(D)       --          --            --                   --
  Litigation charges ............          --           --           --           --       4,100            --                4,100
                                   ----------    ---------   ----------     --------   ---------    ----------        -------------
    Total operating
     expenses ...................     126,640      231,170      (15,436)     342,374     489,624       (52,127)             779,871
                                   ----------    ---------   ----------     --------   ---------    ----------        -------------
      Income from
        operations ..............       7,020       34,386       15,436       56,842      13,947        (2,531)              68,258

 Interest expense, net ..........       8,384       19,124          260(E)    27,768         191        21,789 (R)           49,748
 Other loss, net ................          31          882           --          913          --            --                  913
                                   ----------    ---------   ----------     --------   ---------    ----------        -------------
  (Loss) income before
    income taxes and
    minority interests ..........      (1,395)      14,380       15,176       28,161      13,756       (24,32)               17,597

Income tax (benefit)
  expense .......................        (551)       5,679        5,995(F)    11,123       5,571        (9,606)(S)            7,088
Minority interests ..............          46          137           --          183          --            --                  183
                                   ----------    ---------   ----------     ---------  ---------    ----------        -------------
  Net (loss) income .............        (890)       8,564        9,181       16,855       8,185       (14,714)              10,326
Dividend on redeemable
   convertible preferred
   stock ........................         136           --         (136)(G)       --          --            --                   --
                                   ----------    ---------   ----------     ---------  ---------    ----------        -------------

  Net (loss) income
    applicable to common
    stock .......................  $   (1,026)   $   8,564  $     9,317     $ 16,855   $   8,185    $ (14,714)        $      10,326
                                   ==========    =========  ===========     ========   =========    =========         =============

                              AMSCAN HOLDINGS, INC.
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

On December 23, 2005 (the "Acquisition Date"), Amscan Holdings, Inc. (the "Company" or "Amscan") completed the acquisition (the "Acquisition") of Party City Corporation ("Party City"), a Delaware corporation, pursuant to the Agreement and Plan of Merger, dated September 26, 2005 (as amended, the "Acquisition Agreement"), by and among the Company, Party City and BWP Acquisition, Inc. ("BWP"), a Delaware corporation and a wholly-owned subsidiary of the Company. Pursuant to the terms of the Acquisition Agreement, BWP merged with and into Party City, with Party City continuing as the surviving corporation. Each share of common stock of Party City outstanding at the Acquisition Date was cancelled and converted into the right to receive $17.50 in cash, without interest. Prior to the Acquisition, Party City settled all outstanding stock options and warrants at the spread between $17.50 and their exercise price. In addition, on the Acquisition Date, the Company repaid a $202.4 million term loan (the "Old Term Loan") under its existing senior secured credit facility, together with accrued interest of $2.2 million. The senior secured credit facility, which included a $50.0 million revolving loan facility (the "Old Term Loan Revolver"), was terminated on the Acquisition Date.

Financing for the Acquisition and the repayment of the Company's Old Term Loan was provided by (i) a $166.4 million equity investment in the Company's parent, AAH Holdings Corporation ("AAH"), a Delaware corporation (the "Equity Investment"), (ii) borrowings under a First Lien Credit Agreement (the "First Lien Credit Agreement") consisting of a $325 million term loan (the "First Term Loan") and a committed revolving credit facility in an aggregate principal amount of $85 million (the "First Term Loan Revolver"), (iii) borrowings under a Second Lien Credit Agreement (the "Second Lien Credit Agreement," and together with the First Lien Credit Agreement, the "Credit Agreements") consisting of a $60 million term loan (the "Second Term Loan"), and (iv) cash on-hand of $20.4 million.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2005 is presented as if the Acquisition, Equity Investment and borrowings under the Credit Agreements occurred on September 30, 2005. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2005 and the year ended December 31, 2004 are presented as if the Acquisition, Equity Investment and borrowings under the Credit Agreements had taken place on January 1, 2004.

On April 30, 2004, the Company and AAH Acquisition Corporation, a wholly-owned subsidiary of AAH, an entity jointly controlled by funds affiliated with Berkshire Partners LLC and Weston Presidio entered into a merger agreement (the "Merger"), with the Company continuing as the surviving entity and as a wholly owned subsidiary of AAH. The Company's unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2004 combines the Company's condensed consolidated statements of operations for the predecessor period from January 1, 2004 to April 30, 2004 ("Predecessor") with the successor period from May 1, 2004 to December 31, 2004 ("Successor"). The assumptions and adjustments necessary for the pro forma presentation of the combination as if the Merger had occurred on January 1, 2004 are also included in the accompanying notes to the unaudited pro forma condensed consolidated financial statements. These adjustments primarily reflect a net increase in interest expense as a result of the issuance of 8.75% senior subordinated notes due 2014 (the "Senior Sub Notes") and borrowings under the Old Term Loan on April 30, 2004, non-recurring restructuring expenses, adjustments to account for the revaluation of the Company's assets and Successor management structure and adjustments to eliminate dividends on convertible preferred stock that was retired as part of the Merger.

Historically, Party City defined a fiscal year as the 52-week period or 53-week period ended nearest June 30 of each year ("Fiscal Year"). The Party City consolidated financial statements for the fiscal years ended July 2, 2005, July 3, 2004 and June 28, 2003 are based on a 52-week period, 53-week period and 52-week period, respectively. Party City defined its fiscal quarters as the four interim 13-week periods following the end of the previous Fiscal Year, except in the case of a 53-week Fiscal Year when the fourth fiscal quarter is extended to 14 weeks ("Fiscal Quarter"). The condensed consolidated financial statements for the Party City Fiscal Quarters ended October 1, 2005 and October 2, 2004 are each based on 13-week periods.

                              AMSCAN HOLDINGS, INC.
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

The pro forma adjustments included in the unaudited pro forma condensed consolidated financial statements are based on preliminary estimates and assumptions and are based in-part on management's estimates of the fair value of the assets acquired and liabilities assumed. Independent valuation specialists are currently conducting a valuation of the acquired tangible and identifiable intangible assets as of the Acquisition Date in order to assist the management of the Company in determining their fair values. The allocation of the purchase price is dependent upon certain estimates and assumptions, which are preliminary and have been made solely for the purpose of developing such audited pro forma condensed consolidated financial statements. Any final adjustments will change the allocation of the purchase price and the related fair value assigned to the assets and liabilities on the Acquisition Date, resulting in a change to the unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and are based on, and should be read in conjunction with, the historical consolidated financial statements and accompanying notes of Amscan and Party City included in their respective annual reports on Form 10-K and quarterly reports on Form 10-Q previously filed with the Securities and Exchange Commission ("SEC"). The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the Company's consolidated financial position or results of operations that would have occurred had the Acquisition taken place on the dates indicated, nor are they necessarily indicative of the Company's future consolidated financial position or results of operations.

NOTE 2 - PARTY CITY ACQUISTION

Pursuant to the terms of the Acquisition Agreement by and among the Company, Party City and BWP, BWP merged with and into Party City on the Acquisition Date, with Party City continuing as the surviving corporation. Each share of common stock of Party City outstanding on the Acquisition Date was cancelled and converted into the right to receive $17.50 in cash, without interest. All outstanding Party City stock options and warrants were settled by Party City prior to the Acquisition at the spread between $17.50 and their exercise price.

Our acquisition of Party City has been accounted for as a purchase business combination. Assets acquired and liabilities assumed were recorded at their estimated fair values at the Acquisition Date. The total preliminary purchase price of $356.2 million is comprised of:

                                                                                                        (IN THOUSANDS)
                                                                                                      ------------------
Purchase of all the outstanding common stock of Party City at $17.50 per share                        $          346,819
Acquisition related transaction costs paid at the Acquisition Date as a use of funds - see Note 3                  8,958
Acquisition related transaction costs accrued as of the Acquisition Date                                             412
                                                                                                      ------------------
       Total preliminary purchase price                                                               $          356,189
                                                                                                      ==================

Acquisition related transaction costs include our estimate of investment banking, legal and accounting fees and other external costs directly related to the Acquisition.

Under purchase business combination accounting, the total preliminary purchase price is allocated to Party City's net tangible and identifiable intangible assets based on their estimated fair values at the Acquisition Date. The total preliminary purchase price was allocated as follows:

                                                   (IN THOUSANDS)
                                                  ----------------
Goodwill                                          $        210,523
Identifiable intangible assets                              68,261
Tangible assets                                            178,461
Current deferred tax assets                                 11,256
Liabilities assumed                                        (91,801)
Restructuring reserves                                      (7,500)
Non-current deferred income tax liabilities                (13,011)
                                                  ----------------
     Total preliminary purchase price allocation  $        356,189
                                                  ================

The preliminary allocation of the purchase price was based upon management's estimate of fair value. Independent valuation specialists are currently conducting a valuation of the acquired tangible and identifiable intangible assets as of the Acquisition Date in order to assist the management of the Company in determining their fair values.

                              AMSCAN HOLDINGS, INC.
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

Goodwill represents the excess of the purchase price over the fair value of the net tangible and identifiable intangible assets acquired. Goodwill is not amortized, but rather is tested for impairment at least annually. In the event that we determine that the value of goodwill has become impaired, we will incur an accounting charge for the amount of impairment during the fiscal quarter in which such determination is made. Goodwill is not deductible for income tax purposes.

Identifiable intangible assets acquired consist of trade names, franchise licenses and operating leases with favorable terms relative to fair market value ("Lease Valuation Assets"). In addition, Party City had historical intangible assets for non-competition agreements and trademarks that the Company will inherit as part of the acquisition.

Net tangible assets, other than inventories, property, plant and equipment and restructuring reserves, were valued at their respective carrying amounts as we believe that these amounts approximate their current fair values.

Inventories were adjusted for a difference in accounting policies. Party City had previously capitalized warehousing costs while the Company has traditionally recorded warehousing costs as period costs. In order to reflect Party City's adoption of the Company's policy, inventories were reduced by the amount of capitalized warehousing costs.

Property, plant and equipment were reassessed to current estimated fair values and depreciation related to the fair value adjustment is reflected in the pro forma condensed consolidated statements of operations.

Restructuring reserves include costs related to the planned closure of Party City distribution facilities, severance costs related to Party City employees and other exit costs identified in the Company's integration plan. The Company estimates these restructuring reserves to approximate $7.5 million.

Net current deferred tax assets include the tax effects of fair value adjustments related to net current liabilities and restructuring reserves. Net non-current deferred tax liabilities have been adjusted to include the tax effects of fair value adjustments related net non-current tangible and identifiable intangible assets.

We have currently not identified any pre-acquisition contingencies where a liability is probable and the amount of the liability can be reasonably estimated. If information becomes available to us prior to the end of the purchase price allocation period, which would indicate that a liability is probable and the amount can be reasonably estimated, such items will be included in the purchase price allocation.

The pro forma adjustments to the historical consolidated statement of operations exclude: (i) the write-off of $4.0 million of deferred financing costs associated with the repayment of the Old Term Loan and (ii) a gain of $0.6 million from the termination of related interest rate hedge contracts. Such amounts represent non-recurring items which were recorded in the consolidated statement of operations on the Acquisition Date.

NOTE 3 - CREDIT AGREEMENTS

On the Acquisition Date, the Company entered into (i) the First Lien Credit Agreement by and among the Company, AAH, the guarantors party thereto, the lenders party thereto, Goldman Sachs Credit Partners L.P., as joint lead arranger, joint bookrunner and syndication agent, Banc of America Securities LLC, as joint lead arranger and joint bookrunner, Bank of America, N.A., as Documentation Agent and General Electric Capital Corporation, as administrative agent and collateral agent and (ii) the Second Lien Credit Agreement by and among the Company, AAH, the guarantors party thereto, the lenders party thereto, Goldman Sachs Credit Partners L.P., as joint lead arranger, joint bookrunner, syndication agent, administrative agent and collateral agent, Banc of America Securities LLC, as joint lead arranger and joint bookrunner and Bank of America, N.A., as documentation agent.

THE FIRST LIEN CREDIT AGREEMENT

The First Lien Credit Agreement consists of (i) the $325 million First Term Loan and (ii) the $85 million First Term Loan Revolver, which is available for working capital, general corporate purposes and the issuance of letters of credit. The borrowings under the First Term Loan were issued at a 1% discount, or $3.25 million, that will be amortized by the effective interest method over the term of the loan. The net proceeds of the First Term Loan and the Second Term Loan were used, together with the Equity Investment and cash on-hand, to
(A) pay the cash portion of the purchase price of the Acquisition, (B) repay the outstanding balances under the Company's Old Term Loan, (C) pay all other amounts payable as of the Acquisition Date pursuant to the Agreement and (D) pay transaction costs. The First Term Loan Revolver was unused as of the Acquisition Date.

                              AMSCAN HOLDINGS, INC.
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

The First Lien Credit Agreement provides for two interest rate options: (i) Loans on which interest is payable quarterly at a Base Rate equal to the higher of (x) the Federal Funds rate plus 50 basis points or (y) the rate of interest quoted in The Wall Street Journal, Money Rates Section as the prime rate plus an applicable margin initially equal to 2.00% and subject to adjustment downward based on improvements in the Company's leverage ratio and (ii) Loans on which interest accrues for one, two, three, six or, if generally available, nine or twelve month interest periods, at a rate of interest per annum equal to the reserve adjusted Eurodollar rate, plus an applicable margin initially equal to 3.00% per annum, subject to downward adjustment based on improvements in the leverage ratio. In addition to paying interest on outstanding principal under the First Term Loan and First Term Loan Revolver, the Company is required to pay a commitment fee to the lenders under the First Term Loan Revolver based on the unutilized commitments thereunder. The initial commitment fee rate is 0.50% per annum. The Company must also pay customary letter of credit fees.

The Company is required to repay the First Term Loan in quarterly principal installment amounts of 0.25% of the funded total principal amount for the first six years and nine months, with the remaining principal balance payable on the seventh anniversary of the closing of the First Lien Credit Agreement. The obligations of the Company under the First Lien Credit Agreement are jointly and severally guaranteed by AAH and each wholly-owned domestic subsidiary of the Company. Each guarantor has secured its obligations under the guaranty by a first priority lien on substantially all of its assets.

THE SECOND LIEN CREDIT AGREEMENT

The Second Lien Credit Agreement consists of the Second Term Loan of $60 million. The borrowings under the Second Lien Credit Agreement were issued at a 2.5% discount, or $1.5 million, that will be amortized by the effective interest method over the term of the loan.

The Second Lien Credit Agreement provides for two interest rate options: (i) Loans on which interest is payable quarterly at a Base Rate equal to the higher of (x) the Federal Funds rate plus 50 basis points or (y) the rate of interest quoted in The Wall Street Journal, Money Rates Section as the prime rate plus an applicable margin equal to 4.00% and (ii) Loans on which interest accrues for one, two, three, six or if, generally available, nine or twelve month interest periods at a rate of interest per annum equal to the reserve adjusted Eurodollar rate, plus an applicable margin initially equal to 5.00% per annum.

The Second Lien Credit Agreement is not subject to any mandatory sinking fund payments and is payable on the seventh anniversary of the closing of the Second Lien Credit Facility. The obligations of the Company under the Second Lien Credit Agreement are jointly and severally guaranteed by AAH and each wholly-owned domestic subsidiary of the Company. Each guarantor has secured its obligations under the guaranty by a second priority lien on substantially all of its assets.

SOURCES AND USES OF FUNDS

The sources and uses of funds to complete the Acquisition reconcile as follows:

                                                              (IN THOUSANDS)
                                                             -----------------
Sources of Funds:
First Term Loan (issued at 99% of $325 million principal)    $         321,750
Second Term Loan (issued at 97.5% of $60 million principal)             58,500
Equity Investment (13,868.75 shares at $12,000 per share)              166,425
Cash on-hand                                                            20,365
                                                             -----------------
        Total sources of funds                               $         567,040
                                                             =================

Uses of Funds:
Purchase of all the outstanding common stock of Party City
   at $17.50 per share                                       $         346,819
Repayment of Old Term Loan and associated accrued interest             204,610
Amscan transaction costs                                                 8,958
Financing fees                                                           6,653
                                                             -----------------
        Total uses of funds                                  $         567,040
                                                             =================

                              AMSCAN HOLDINGS, INC.
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

THE APRIL 2004 MERGER

In connection with the Merger, the Company entered into a senior secured credit facility consisting of the $205.0 million Old Term Loan and the $50.0 million Old Term Loan Revolver and sold $175.0 million of Senior Sub Notes to their initial purchasers on April 30, 2004. The Senior Sub Notes were subsequently resold to qualified non-U.S. persons in reliance upon Rule 144A and Regulation S under the Securities Act of 1933 (the "Note Offering"). In August 2004, the Company filed with the SEC a Registration Statement on Form S-4, offering to exchange notes for the notes issued in connection with the Note Offering. The terms of the notes and exchange notes were substantially identical to those sold to the initial purchasers and the exchange was completed in October 2004.

On the Acquisition Date, the Company repaid borrowings under the Old Term Loan of $202.4 million and accrued interest of $2.2 million. The Company also wrote off $4.0 million of unamortized financing costs on the early extinguishment of the Old Term Loan.

NOTE 4 - ACQUISITION PRO FORMA ADJUSTMENTS

The following pro forma adjustments are included in the unaudited pro forma condensed consolidated balance sheet relating to the Acquisition:

      (A)   To reflect the use of cash on-hand to fund the Acquisition.

      (B) To eliminate the Company's accounts receivable from Party City and Party City's corresponding accounts payable.

      (C) To eliminate Party City's capitalized warehousing costs to be consistent with the Company's policy.

      (D) The following table sets forth the current deferred tax effects of the pro forma adjustments resulting from the Acquisition (in thousands):

Preliminary estimate of current deferred tax assets   $         11,256
Historical current deferred tax assets                           7,016
                                                      ----------------
    Total adjustments to current deferred tax assets  $          4,240
                                                      ================

      (E) Represents management's estimate of the difference between the preliminary fair value and the historical amount of the property, plant and equipment. The additional depreciation as a result of the increase to fair value is as follows (in thousands):

                                        NINE MONTHS ENDED          YEAR ENDED
                                       SEPTEMBER 30, 2005      DECEMBER 31, 2004
                                     --------------------   --------------------
Cost of sales                        $                 30   $                 40
Store operating expenses                                8                     10
Franchise expenses                                      5                      7
General and administrative expenses                    26                     35
                                     --------------------   --------------------
     Net increase in depreciation    $                 69   $                 92
                                     ====================   ====================

      (F) The following table sets forth the non-current deferred tax effects of the pro forma adjustments resulting from the Acquisition (in thousands):

Preliminary estimate of non-current deferred tax liabilities      $       13,011
Historical non-current deferred tax assets                                (2,867)
                                                                  --------------
       Total adjustments to non current deferred tax liabilities  $       15,878
                                                                  ==============

      (G) Management's preliminary estimate of the increase in goodwill over Party City's historical goodwill.

                              AMSCAN HOLDINGS, INC.
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

      (H) To record the difference between the preliminary fair value and the historical amount of Party City's trade names and other intangible assets and the related increase in amortization (in thousands):

                                                                               AMORTIZATION
                                                                         -------------------------
                                                                         NINE MONTHS
                                                                            ENDED      YEAR ENDED
                                   HISTORICAL   PRELIMINARY     NET       SEPTEMBER   DECEMBER 31,  ESTIMATED
                                   AMOUNT, NET  FAIR VALUE    INCREASE    30, 2005        2004      USEFUL LIFE
                                   -----------  -----------  ----------- -----------  ------------  -----------
Trade names (non-amortizable)      $        --  $    35,000  $    35,000 $        --  $         --   Indefinite

Other intangible assets:
  Franchise license agreements     $        --  $    30,000  $    30,000 $     1,500  $      2,000     15 Years
  Lease Valuation Assets                    --        3,000        3,000         300           400    7.5 Years
  Other intangibles                        261          261           --          --            --     17 Years
                                   -----------  -----------  ----------- -----------  ------------
    Total other intangible assets  $       261  $    33,261  $    33,000 $    1,800   $     2,400
                                   ===========  ===========  =========== ===========  ============

Expense:
  Cost of sales                                                            $     300  $        400
  Franchise expenses                                                           1,500         2,000
                                                                           ---------  ------------
    Total amortization of other intangible assets                          $   1,800  $      2,400
                                                                           =========  ============

      (I) To record the increase in deferred financing costs as a result of the First New Term Loan and Second New Term Loan. See (R) for related interest expense. $4.0 million of deferred financing costs were written off as a result of the repayment of the Old Term Loan.

      (J) To record the net effect of borrowings under the First Term Loan, Second Term Loan, First Term Revolver (together, the "New Term Debt") and the repayment of the Old Term Loan (in thousands):

                                                                    LONG-TERM
                                             CURRENT PORTION OF      OBLIGATIONS,        NET EFFECT
                               LOANS AND         LONG-TERM        EXCLUDING CURRENT      OF CREDIT
                             NOTES PAYABLE      OBLIGATIONS            PORTION          AGREEMENTS
                             -------------   ------------------   -----------------   ---------------
New Term Debt borrowings     $       6,919   $            2,438   $         377,812   $       387,169
Repayments of Old Term Loan        (10,920)              (2,050)           (200,388)         (213,358)
                             -------------   ------------------   -----------------   ---------------
    Net effect on term debt  $      (4,001)  $              388   $         177,424   $       173,811
                             =============   ==================   =================   ===============

      (K) To record the effect of accrued transaction costs and short-term restructuring costs associated with exiting activities of Party City. Restructuring costs include the severance costs related to Party City employees, expected closure of Party City distribution facilities and other costs associated with exiting activities of Party City. Although we have not completed our integration, we currently estimate total restructuring costs to approximate $7.5 million.

      (L) To eliminate the historical amount of deferred rent accounted for at fair value as a result of purchase accounting.

      (M) To reflect the elimination of the historical stockholders' equity of Party City and the Equity Investment of $166.4 million, including $2.5 million invested by certain members of management which is classified as redeemable common stock.

The following pro forma adjustments are included in the unaudited pro forma condensed consolidated statements of operations:

      (N) To eliminate the Company's sales to Party City for the appropriate period.

      (O)   To record the following adjustments to cost of sales (in thousands):


                                                                                          NINE MONTHS ENDED      YEAR ENDED
                                                                                         SEPTEMBER 30, 2005   DECEMBER 31, 2004
                                                                                        -------------------   -----------------
Elimination of intercompany cost of sales - see (N)                                     $           (41,479)  $         (54,658)
Net effect of gross profit elimination in ending inventories                                             (6)              1,608
Increase in depreciation expense due to increased basis of property, plant
  and equipment - see (E)                                                                                30                  40
Additional amortization expenses related to other intangible assets acquired - see (H)                  300                 400
                                                                                        -------------------   -----------------
     Total adjustment to cost of sales                                                  $           (41,155)  $         (52,610)
                                                                                        ===================   =================

                              AMSCAN HOLDINGS, INC.
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

      (P) To record the following adjustments to general and administrative expenses (in thousands):


                                                                                 NINE MONTHS ENDED       YEAR ENDED
                                                                                SEPTEMBER 30, 2005  DECEMBER 31, 2004
                                                                                ------------------  -----------------
Increase in depreciation expense due to increased basis of property, plant and
  equipment - see (E)                                                           $               26  $              35
Elimination of  Party City stock compensation expense                                         (514)                --
Elimination of Party City deal costs expensed prior to the Acquisition                      (1,585)                --
Elimination of redundant public company costs                                               (1,276)            (1,569)
                                                                                ------------------  -----------------
     Total adjustment to general and administrative expenses                    $           (3,349) $          (1,534)
                                                                                ==================  =================

      (Q) To eliminate impairment charges of $2.2 million and $0.6 million related to Party City's historical goodwill and property, plant and equipment as a result of the revaluation of the net assets effective January 1, 2004.

      (R) To reflect the change in net interest expense as a result of the pro forma borrowings including the New Term Debt, which is calculated as follows (in thousands):


                                                                                        NINE MONTHS ENDED       YEAR ENDED
                                                                                        SEPTEMBER 30, 2005  DECEMBER 31, 2004
                                                                                       -------------------  -----------------
Interest on New Term Debt*                                                             $            22,661  $          30,215
Amortization of deferred financing costs and original issue discount on New Term Debt                1,382              1,842
                                                                                       -------------------  -----------------
    Total interest on New Term Debt                                                                 24,043             32,057
Elimination of interest on Old Term Loan                                                             8,966              8,889
Elimination of amortization of deferred financing costs on Old Term Loan                             1,107              1,188
Elimination of historical Party City interest expense                                                   39                191
                                                                                       -------------------  -----------------
    Net increase to net interest expense                                               $            13,931  $          21,789
                                                                                       ===================  =================

            * Represents pro forma interest expense calculated using market rates as of the Acquisition Date on (i) borrowings of $325 million under the First Term Loan, (ii) borrowings of $60 million under the Second Term Loan, and (iii) an assumed average amount of revolving loans expected to be outstanding under the First Term Loan Revolver. Each quarter point change in the assumed interest rates would result in a $1.0 million and $0.7 million change in the annual and nine month, pro forma net interest expense calculations, respectively.

      (S) Reflects the income tax effects of the pro forma adjustments at the statutory income tax rate of 39.5% for the year ended December 31, 2004 and 37.0% for the nine months ended September 30, 2005. The pro forma adjustment does not reflect the income tax rate if the Company had filed a consolidated tax return for the periods indicated.

NOTE 5 - APRIL 2004 MERGER PRO FORMA ADJUSTMENTS

On April 30, 2004, the Company and AAH Acquisition Corporation, a wholly-owned subsidiary of AAH, an entity jointly controlled by funds affiliated with Berkshire Partners LLC and Weston Presidio entered into the Merger, with the Company continuing as the surviving entity and as a wholly owned subsidiary of AAH. The Company's unaudited pro forma pro forma condensed consolidated statement of operations for the year ended December 31, 2004 combines the Company's condensed consolidated statement of operations for the Predecessor period from January 1, 2004 to April 30, 2004 with the Successor period from May 1, 2004 to December 31, 2004. The assumptions and adjustments necessary for the pro forma presentation of the combination as if the Merger had occurred on January 1, 2004 follow.

(A) To reflect the elimination of a $2.6 million one-time inventory write-up as a result of purchase accounting that increased historical cost of goods sold and a $1.3 million net reduction in depreciation expense due a reduction in the historical carrying value of property, plant and equipment.

(B) To reflect a decrease in depreciation expense due to a reduction in historical carrying value of property, plant and equipment.

                              AMSCAN HOLDINGS, INC.
    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (CONTINUED)

(C) The following net pro forma adjustments affected general and administrative expense during the Predecessor period as a result of the Merger (in thousands):

Management fees not included in Predecessor period                                                       $            417
Increased amortization of intangible assets as a result of the Merger                                                 221
Decreased depreciation due to a reduction in historical carrying value of property, plant and equipment              (157)
Elimination of the amortization of retired preferred stock                                                            (52)
                                                                                                         ----------------
    Total adjustments to general and administrative expenses                                             $            429
                                                                                                         ================

(D) To eliminate non-recurring expenses as a result of the Merger comprised of $6.2 million of debt retirement costs and the write-off of $5.6 million of deferred financing costs associated with repayment of the pre-existing debt.

(E) To reflect the change to the Predecessor period net interest expense as a result of the financings entered into in connection with the Merger, including the Senior Sub Notes and the Old Term Loan, which is calculated as follows (in thousands):

Interest on Merger related borrowings*                                               $          8,216
Annual amortization of financing fees                                                             502
                                                                                     ----------------
               Total pro forma interest in the Predecessor period due to the Merger             8,718
Elimination of historical interest expense for the Predecessor period                           8,458
                                                                                     ----------------
               Net total adjustments to interest expenses                            $            260
                                                                                     ================

      * Represents pro forma interest expense calculated using market rates as of April 30, 2004, the date of the Merger, on (i) borrowings of $205 million under the Old Term Loan, (ii) an assumed average amount of revolving loans expected to be outstanding on the Old Term Loan Revolver (iii) an assumed average amount of outstanding standby letters of credit and the actual interest rate on the $175.0 of Senior Sub Notes. Each quarter point change in the assumed interest rates would result in a $1.8 million change in the pro forma net interest expense calculation.

(F) Reflects the income tax effects of the pro forma adjustments at the statutory income tax rate of 39.5% for the year ended December 31, 2004. The pro forma adjustment does not reflect the income tax rate if the Company had filed a consolidated tax return for the period indicated.

(G) Eliminate the effect of dividends on convertible preferred stock, which was retired as a result of the Merger.